UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 30, 2019
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2019, BioRestorative Therapies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to each nominee for Class II director and a listing of the votes cast for and against, as well as abstentions, with respect to the other matters voted upon at the Annual Meeting, as applicable.  At the Annual Meeting, the Company’s stockholders (i) elected the nominees as Class II directors, (ii) approved, on a non-binding advisory basis, the compensation of the Company’s executive officers, (iii) approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 75,000,000 to 150,000,000, (iv) approved an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 10,000,000 to 20,000,000, (v) approved amendments to the Certificate of Incorporation of the Company, and authorized the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion, (vi) authorized the Board of Directors of the Company, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion), and (vii) ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

1.	Election of Class II Directors:

	Number of Shares
	For	Withheld	Broker Non-Votes
Paul Jude Tonna	7,280,050	19,888	5,724,556
John M. Desmarais	7,280,769	19,169	5,724,556

2.	Approval, on a non-binding advisory basis, the compensation of the Company’s executive officers:

For	6,917,130
Against	148,897
Abstentions	233,911
Broker Non-Votes	5,724,556

3.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized to be issued by the Company from 75,000,000 to 150,000,000:

For	11,784,885
Against	1,184,670
Abstentions	54,939
Broker Non-Votes	- 0 -

4.
 Approval of an amendment to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 10,000,000 to 20,000,000:

For	6,752,838
Against	392,599
Abstentions	154,501
Broker Non-Votes	5,724,556

5.
 Approval of amendments to the Certificate of Incorporation of the Company, and authorized the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion:

For	11,852,168
Against	1,120,012
Abstentions	52,314
Broker Non-Votes	- 0 -

6.
Authorized the Board of Directors of the Company, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion):

For	11,976,432
Against	925,412
Abstentions	122,650
Broker Non-Votes	- 0 -

7.	Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	12,958,468
Against	26,628
Abstentions	39,398
Broker Non-Votes	- 0 -

Item 9.01	Financial Statements and Exhibits.
(d)       Exhibits
 3.1 Certificate of Amendment of Certificate of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: June 3, 2019	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer